As filed with the Securities and Exchange Commission on June 5, 1996
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           ELEXSYS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------

       Delaware                                         95-3534864
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            ------------------------

                               1188 Bordeaux Drive
                           Sunnyvale, California 94089
          (Address and telephone number of principal executive offices)

                            ------------------------

                        1996 Employee Stock Purchase Plan
                             1995 Stock Option Plan
                 1996 Non-Employee Directors' Stock Option Plan
                            (Full title of the plans)

                            ------------------------

                                 Milan Mandaric
                      President and Chief Executive Officer
                           Elexsys International, Inc.
                               1188 Bordeaux Drive
                           Sunnyvale, California 94089
                                 (408) 743-5400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   Copies to:
                              James R. Jones, Esq.
                     Cooley Godward Castro Huddleson & Tatum
                              Five Palo Alto Square
                               3000 El Camino Real
                        Palo Alto, California 94306-2155
                                 (415) 843-5000

                            ------------------------


                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                   Proposed Maximum           Proposed Maximum
   Title of Securities                            Offering Price Per         Aggregate Offering
    to be Registered          Amount to be            Share (1)                  Price (1)                     Amount of
                               Registered                                                                  Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $1.00)                    1,450,000              $10.75                   $15,587,500.00                 $5,375.00
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based upon average of the high and low prices of Registrant's Common Stock on May 31, 1996 as reported on the NASDAQ National Market System.

===================================================================================================================================



         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                       ii.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Elexsys International, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "Delaware GCL") provides that a corporation may indemnify any persons, including directors and officers, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of their being directors or officers of such corporation. The indemnity may include expenses, attorneys' fees, judgments, fines and amounts paid in settlement, provided such sums were actually and reasonably incurred in connection with such action, suit or proceeding and provided the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, he or she had no reasonable cause to believe that his or her conduct was unlawful. The corporation may indemnify directors and officers in a derivative action (in which suit is brought by a stockholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged liable to the corporation. If the director or officer is successful on the merits or otherwise in defense of any such actions referred to above, the corporation must indemnify him or her against the expenses and attorneys' fees he or she actually and reasonably incurred.

         Article VII of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate"), provides a non-exclusive right of indemnification by the Registrant of its officers and directors to the full extent allowed under the Delaware GCL or, in the event that the law of a jurisdiction other than Delaware applies, to the fullest extent of the laws of such other jurisdiction.

         Article VIII of the Certificate provides that a director shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit a director's liability for (i) any breach of duty of loyalty, (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of Section 174 of the Delaware GCL (payment of unlawful dividends and unlawful stock purchases or redemptions), or (iv) for any transaction from which such director derived an improper personal benefit.

         Article X of the Registrant's Amended and Restated Bylaws provides for indemnification by the Registrant of its officers and directors to the full extent permitted under applicable law. If a director of officer has been successful on the

                                       1.

merits or otherwise in defense of any covered action, suit or proceeding or any claim, issue or matter therein, such person shall be indemnified against expense actually and reasonably incurred therewith, without the necessity of authorization in the specific case. Any indemnification (unless order by a court) shall be made only as authorized in the specific case upon a determination that the director or officer has met the applicable standard of conduct, which are the standards described above as required by Section 145 of the Delaware GCL. The Registrant is entitled to require an undertaking by or on behalf of an officer or director to repay amounts advanced in connection with defending or investigating a threatened or pending proceeding prior to its final disposition, if it shall ultimately be determined that such person is not entitled to indemnification.

         The Registrant has entered, or expects to enter, into Indemnification Agreements (the "Indemnification Agreements") with each of its directors. Pursuant to the Indemnification Agreements, the Registrant is required to maintain directors' and officers' liability insurance comparable to that obtained by comparable public companies, unless the Board of Directors determines in good faith that such insurance is not reasonably available. Each director is entitled to be indemnified by the Registrant to the full extent permitted under the Delaware GCL and from all losses and expense incurred in connection with an action taken or inaction omitted by such director in his capacity as a director, except in connection with any claim (i) for the return by the director of any illegal remuneration, (ii) for an accounting to recover short-swing profits under Section 16(b) of the Exchange Act or similar state law provisions, (iii) resulting from the director's knowingly fraudulent, deliberately dishonest or intentional misconduct; or (iv) if such payment is not permitted by applicable law.

         The Registrant's officers and directors are covered by a directors' and officers' liability insurance policy maintained by the Registrant. Under the insurance policy the Registrant is entitled to be reimbursed for indemnity payments that it is required or permitted to make to its directors and officers.


                                       2.

                                    EXHIBITS

Exhibit
Number

5.1              Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1             Consent of Deloitte & Touche LLP.

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5.1 to this Registration Statement.

24               Power of Attorney is contained on the signature pages.


                                  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                       3.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                       4.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on June 4, 1996.


                                    ELEXSYS INTERNATIONAL, INC.



                                    By:  /s/ Milan Mandaric
                                       ----------------------------------------
                                             Milan Mandaric

                                    Title:   Chief Executive Officer and
                                             Chairman of the Board of Directors



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Milan Mandaric and Michael S. Shimada, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



                                      II-1.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                            Date




  /s/ Milan Mandaric              Chief Executive Officer and      June 4, 1996
- -------------------------------   Chairman of the Board of
     (Milan Mandaric)             Directors (Principal Executive
                                  Officer)




  /s/ Michael S. Shimada          Vice President, Finance, Chief   June 4, 1996
- -------------------------------   Financial Officer and Secretary
     (Michael S. Shimada)         (Principal Financial and
                                  Accounting Officer)




 /s/ C. Bradford Jeffries         Director                         June 4, 1996
- -------------------------------
    (C. Bradford Jeffries)



 /s/ Peter S. Jonas               Director                         June 4, 1996
- -------------------------------
    (Peter S. Jonas)



 /s/ Roland G. Matthews           Director                         June 4, 1996
- -------------------------------
    (Roland G. Matthews)



 /s/ Alan C. Mendelson            Director                         June 4, 1996
- -------------------------------
    (Alan C. Mendelson)


                                      II-2.

                                  EXHIBIT INDEX



Exhibit
Number                                 Description

 5.1        Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of Cooley Godward  Castro  Huddleson & Tatum is contained in
            Exhibit 5.1 to this Registration Statement.

24          Power of Attorney is contained on the signature pages.